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                                                                    Exhibit 13
                                                                    ----------
April 15, 1999



By personal delivery to all directors named in the attached list, and to the registered office of the company named below


               Dear Director,

                         Requisition to Convene an Extraordinary General Meeting

          We, the holders of more than 10% of the Ordinary Shares, par value NIS
0.10 per share, of ESC Medical Systems Ltd. (the "Company"), hereby demand, by virtue of our right under Section 109 of the Companies Ordinance [New Version], 1983 and Article 24 of the Company's Articles of Association, to duly and immediately convene an Extraordinary General Meeting of the shareholders of the Company (the "Meeting").

          The general purpose of the Meeting is to remove from office all current directors of the Company, with the exception of Mr. Thomas Hardy and Dr. Shimon Eckhouse, and to elect in their stead the following nominees (the "Nominees") as directors:

                  1.       Aharon Dovrat
                  2.       Philip Friedman
                  3.       Darrell S. Rigel, M.D.
                  4.       S.A. Spencer
                  5.       Mark H. Tabak
                  6.       Professor Zehev Tadmor

          Attached is a proxy information statement concerning the Nominees as customarily provided by the Company to its shareholders upon proposing the election of directors.

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          Should you have any questions whatsoever with respect to the above please contact Adv. Michael Zellermayer, of Zellermayer & Pelossof, at Europe House, 37 King Shaul Blvd., Tel Aviv, Israel. Very truly yours,

Barnard Jacob Gottstein TTEE

By:
Title:


Trans-Resources, Inc.

By:
Title:


Haifa Chemical Holdings Ltd.

By:
Title:


TPR Investment Associates, Inc.

By:
Title:

Cc:      Michael Zellermayer, Adv.
         Joseph J. Giunta, Esq.
         Edward Klimerman, Esq.
         Gene Kleinhendler, Esq.


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                         PROXY INFORMATION STATEMENT



             A copy is attached as Exhibit 12 to this Schedule 13D





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